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                                                             EXHIBIT 23

            CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Intel Corporation of our report dated January 17, 1994, included in the 1993 Annual Report to Stockholders of Intel Corporation.

Our audits also include the financial statement schedules of Intel Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-10392, 2-73464, 2-56648, 33-33983, 2-90217, 2-63729,
33-29672, 2-58453, and 33-41771; and Form S-3 Nos. 2-97538, 33-11902, 33-20117,
33-54220, 33-58964, 33-49827, and 33-50971) of our report dated January 17,
1994, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Intel Corporation

                                                            /s/Ernst & Young

San Jose, California
March 24, 1994